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                                  EXHIBIT 11.0
                     NORTHEAST PENNSYLVANIA FINANCIAL CORP.
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                        THREE MONTHS ENDED JUNE 30, 1998
                   (in thousands, except per share amounts)

                                                   Three Months Ended
                                             June 30, 1998    June 30, 1997
                                              -----------     -------------
Net Income                                    $       991          --
                                              ===========         ===
Weighted average shares outstanding:
Weighted average shares outstanding             6,427,350          --
Less:  Unallocated shares held by ESOP           (514,188)         --
Plus:  ESOP shares released or
committed to be released during
the fiscal  year                                   17,140          --
                                              -----------         ---
                                                5,930,302          --
                                              ===========         ===
Earnings per share (1)                        $      0.17         N/A
                                              ===========         ===

                                                      Nine Months Ended
                                               June 30, 1998     June 30, 1997
                                                -----------      -------------

Net Loss                                        $      (942)         --
                                                ===========         ===

Weighted average shares outstanding:
 Weighted average shares outstanding              6,427,350          --
  Less:  Unallocated shares held by ESOP           (514,188)         --

  ESOP shares released
  or committed to be
  released during the fiscal year                    17,140          --
                                                -----------         ---
                                                  5,930,302          --
                                                ===========         ===

Earnings per share(1)                           $     (0.16)        N/A
                                                ===========         ===

--------
(1) Earnings per share, basic and diluted, are the same for the three months ended June 30, 1998 and the nine months ended June 30, 1998


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